UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 18, 2019

Q2 HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36350	20-2706637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13785 Research Blvd, Suite 150
Austin, Texas 78750
(Address of Principal Executive Offices, and Zip Code)

(512) 275-0072
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QTWO	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On December 18, 2019, Q2 Software, Inc., a wholly-owned subsidiary of Q2 Holdings, Inc. (collectively, the "Company") entered into an office lease agreement (the "Lease") with Aspen Lake Building Three, LLC to lease approximately 129,000 rentable square feet (the "Premises") of an office building to be located immediately adjacent to the Company's current headquarters (the "Building"), in order to expand the Company's headquarters. The Lease provides for a commencement date of May 1, 2021 (the "Commencement Date") for the entire Premises. The term of the lease commences on the Commencement Date and runs 120 months with respect to the third and fourth floors of the Premises, representing approximately 69,000 rentable square feet, with an initial two year renewal option, and 84 months with respect to the first and second floors of the Premises, representing 60,000 rentable square feet, with an initial five year renewal option, and an additional five year renewal option for the entire Premises after the expiration of the initial renewal terms.

The rent obligations over the term are summarized below:

Months	Monthly Rent
Months 1-12	$289,690
Months 13-24	$295,495
Months 25-36	$301,407
Months 37-48	$307,426
Months 49-60	$313,553
Months 61-72	$319,788
Months 73-84	$326,237
Months 85-96	$178,286
Months 97-108	$181,856
Months 109-120	$185,484

Rent during any renewal period would be subject to a market adjustment. Pursuant to the Lease, the Company will also be responsible for its proportionate share of the Building's operating expenses, including property taxes. Absent an uncured breach of the Lease, monthly rent of $155,194 and operating expenses for the first five months of the term shall be abated.

The Lease requires the Company to provide the landlord with an unconditional and irrevocable letter of credit, initially in the amount of $1,750,000, to secure the Lease, which amount will be reduced periodically over the term of the Lease. The Lease also requires that Q2 Holdings, Inc. sign and deliver a guaranty of all of Q2 Software, Inc.'s obligations under the Lease.

The Lease is furnished as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Lease Agreement, dated December 18, 2019, by and among Q2 Software, Inc. and Aspen Lake Building Three, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

December 20, 2019	/s/ Jennifer N. Harris Jennifer N. Harris Chief Financial Officer